UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 12, 2004

QUINCY ENERGY CORP.

(formerly Quincy Gold Corp.)

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-31501 (Commission File Number)	98 0218264 (IRS Employer Identification No.)

309 Center Street, Hancock, MI 49930

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (906) 370 4695

ITEM. 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Registrant has entered into a definitive option agreement with NZ Uranium LLC dated May 12, 2005 pursuant to which the Registrant can earn up to a 65% interest in the Crownpoint property located in McKinley County, New Mexico and totaling approximately 1,099.24 acres.

As consideration for the option, the Registrant will issue to NZ Uranium LLC 3,000,000 shares of common stock and pay to NZ Uranium LLC USD $350,000.  In order to exercise the option, the Registrant will be required to spend a total of USD $4,000,000 on exploration and development of the property over a four year period, of which USD $500,000 would be a firm commitment, and issue to NZ Uranium LLC an additional 3,150,000 shares of common stock.

The Registrant has the right to increase its interest in the property to 80% if it elects to fund the property to a bankable feasibility study for the intended mining and processing operation, in which case the Registrant would be required to issue to NZ Uranium LLC an additional 750,000 shares of common stock.

The agreement is subject to the Registrant receiving an acceptable title report and the finalization of a formal operating agreement to govern the relationship of the parties on exercise of the options, as well as the approval of the TSX Venture Exchange.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. - The following documents are filed as exhibits to this report:

                  99.1        Press release issued May 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

May 16, 2005

QUINCY ENERGY CORP.

By:

/s/ James N. Fairbairn

James N. Fairbairn

Chief Financial Officer